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                                                                   EXHIBIT 24(a)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned director of United Dominion Industries Limited hereby constitutes and appoints Richard L. Magee and William Dries and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of United Dominion Industries Limited for the year ended December 31, 1999, and any or all amendments and supplements thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, the New York Stock Exchange, the Toronto Stock Exchange and any Canadian securities commissions, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

  /s/ D. N. Boyce
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      D. N. Boyce, Director


    February 11, 2000